Exhibit 10.3

FIFTH AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Nabors Industries Ltd. and Nabors Industries, Inc. (collectively, the “Company”) and Anthony G. Petrello (“Executive”), entered into an Executive Employment Agreement (the “Agreement”) effective as of January 1, 2013, and amended effective as of January 1, 2015 (the “First Amendment”), July 1, 2015 (the “Second Amendment”), January 1, 2016 (the “Third Amendment”) and July 1, 2016 (the “Fourth Amendment); and

WHEREAS, the Company and Executive desire to amend the Agreement in certain respects;

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Executive agree to amend the Agreement as follows, effective October 15, 2018:

1.Section 3.1(c)(iii)(B) of the Agreement is amended by replacing the reference therein to age “sixty-five (65)” with “seventy (70).”

2.As amended by paragraph 1 above, the Agreement remains in full force and effect. This amendment may be executed in two or more counterparts each of which shall be deemed an original but which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Blank;
Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this amendment on the 15th day of October, 2018.

COMPANY:

Nabors Industries Ltd.

By:/s/Mark Andrews

Corporate Secretary

Nabors Industries, Inc.

By:/s/Joseph G. Walker

Its Secretary

EXECUTIVE:

/s/Anthony G. Petrello

Anthony G. Petrello